Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of January 21, 2021, between Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Rule 506(b) thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, the following words and phrases have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(nn).

“Board of Directors” means the board of directors of the Company.

“Charter” means the Articles or Certificate of Incorporation of the Company.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities to be issued and sold, in each case, have been satisfied or waived, but in no event later than the second Trading Day following the date hereof.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble.

“Consent” shall have the meaning ascribed to such term in Section 4.6.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series E Shares.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(jj).

“DTC” shall have the meaning ascribed to such term in Section 3.1(w).

“Effective Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Escrow Agent” means Nason Yeager Gerson Harris & Fumero, LLP.

“Escrow Agreement” means the escrow agreement, in the form attached as Exhibit G.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, in an aggregate amount not to exceed 10% of shares of Common Stock outstanding pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors, (b) securities issuable upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than (1) in connection with stock dividends, stock splits or combinations or (2) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such securities, including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined in the Series E COD)) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities issued for bonafide services provided to the Company not for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(nn).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.2.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets under applicable state laws and the common law and know-how (including formulas, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, object code, diagrams, data and related documentation), and (f) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Issuer Covered Person” and “Issuer Covered Persons” shall have the meanings ascribed to such terms in Section 3.1(jj).

“Laws” means any U.S. federal, state, local, foreign or other laws, rules regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgements, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court of similar tribunal established by any such governmental or political subdivision or agency thereof.

“Lead Investor” means Cavalry Fund I, L.P.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(oo).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ll).

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser” and “Purchasers” shall have the meanings ascribed thereto in the preamble.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” means the registration rights agreement, in the form of Exhibit B.

“Regulation FD” means Regulation FD promulgated by the SEC pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Regulation.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC (or similar United States law) having substantially the same purpose and effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” shall have the meaning ascribed to such term in Section 2.1(b).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Series E COD” shall have the meaning ascribed to such term in Section 2.1(a).

“Series E Shares” shall have the meaning ascribed to such term in Section 2.1(b).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Series E Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading.

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“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTCQB, the OTCQX, or the OTC Pink Marketplace (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Series E COD, the Warrants, Escrow Agreement, the Registration Rights Agreement, all schedules and exhibits thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, 1100 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, and any successor transfer agent of the Company.

“Units” shall have the meaning ascribed to such term in Section 2.1(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock can be ascertained from the Trading Market, the average closing price of the Common Stock during the ten (10) Trading Days preceding such date, or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.3(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years from such initial exercise date, in the form of Exhibit C attached hereto.

“Warrant Exercise Price” means $0.01 per share.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants at the Warrant Exercise Price.

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ARTICLE II

PURCHASE AND SALE

Section 2.1 Sale and Issuance of Units.

(a) The Company shall have adopted and filed with the Secretary of State of the State of Nevada on or before the Initial Closing (as defined below) the Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock in the form of Exhibit A attached to this Agreement (the “Series E COD”).

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the applicable Closing that number of units (the “Units”), each consisting of one share of Series E Convertible Preferred Stock, $0.001 par value (the “Series E Shares”) and a warrant to purchase 1,334 shares of Common Stock, subject to adjustment, at an initial exercise price of $0.01 per share, set forth on such Purchaser’s signature page hereto, at a purchase price of $11.67 per Unit. The Units, Series E Shares, the Conversion Shares, the Warrants and the Warrants issued or issuable to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Securities.”

Section 2.2 Closing. The initial purchase and sale of the Securities shall take place remotely via the exchange of documents and signatures, 12;00 p.m., on January 21, 2021, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

Section 2.3 Deliveries.

(a) On or prior to the applicable Closing, the Company shall deliver or cause to be delivered to the Escrow Agent on behalf of each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) an original Warrant, exercisable at the Warrant Exercise Price, registered in the name of such Purchaser;

(iii) the Registration Rights Agreement duly executed by the Company;

(iv) a reservation letter executed by the Company’s Transfer Agent and the Company in the form attached as Exhibit D;

(v) the Escrow Agreement executed by the Company in the form attached as Exhibit G;

(vi) board resolutions approving the issuance of the Series E Shares and the Warrants, and the execution of the Transaction Documents on behalf of the Company; and

(vii) a legal opinion in the form reasonably acceptable to the Lead Investor, limited to the opinion that the Preferred Stock is exempt from registration requirements pursuant to Rule 144, promulgated by the SEC.

(b) On or prior to the applicable Closing, each Purchaser shall deliver or cause to be delivered to the Escrow Agent the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by the Purchaser;

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(iii) a reservation letter executed by the Purchaser in the form attached hereto as Exhibit D;

(iv) the Escrow Agreement executed by the Purchaser; and

(v) such Purchaser’s Subscription Amount by wire transfer to the Escrow Agent.

Section 2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each applicable Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the applicable Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) from the date hereof to the Closing Date trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3.1, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 3.1 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 3.1(a). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective Charter, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. Subject to obtaining the Required Approvals, this Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) No Conflicts. Except as set forth in Schedule 3.1(d), the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) subject to the Required Approvals, conflict with or violate any provision of the Company’s or any Subsidiary’s Charter, bylaws or other organizational or charter documents, or (ii) constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state or federal securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Conversion Shares, when issued upon conversion of the Series E Shares, and the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company shall reserve from its duly authorized capital stock a number of shares of Common Stock issuable pursuant to the Series E Shares and the Warrants equal to the amount set forth in Section 4.9.

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(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than as set forth on Schedule 3.1(g) other than pursuant to the exercise of employee stock awards under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, the issuance of shares of Common Stock or Common Stock Equivalents pursuant to agreements outstanding as of the date of the most recently filed periodic report under the Exchange Act and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except for the holders of shares of Series D Convertible Preferred Stock, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 3.1(i) since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

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(j) Litigation. Except as set forth in Schedule 3.1(j), there is no action, suit, notice of violation, proceeding or investigation, inquiry or other similar proceeding of any federal or state governmental authority pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. The Company has no reason to believe that an Action will be filed against it in the future. Except as set forth in Schedule 3.1(j), neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act, and the Company has no reason to believe it will do so in the future.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no effort is underway to unionize or organize the employees of the Company or any Subsidiary. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no workmen’s compensation liability matter, employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending, or to the Company’s knowledge, threatened, relating to an alleged violation or breach by the Company or its Subsidiaries of any law, regulation or contract that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no reason to believe that any individual may commence an Action or file a claim with any governmental authority against the Company alleging sexual harassment or any type of discrimination or violation of any Laws.

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(l) Compliance. Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws and regulations relating to taxes, securities, environmental protection, occupational health and safety, product quality and safety, transportation, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property.

(i) Except as set forth in Schedule 3.1(p), the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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(ii) The Company has no knowledge that the Intellectual Property interferes with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties, and the Company has no knowledge that facts exist which indicate a likelihood of the foregoing. The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers, directors or Affiliates of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director, Affiliate or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock award agreements under any equity incentive plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in Schedule 3.1(s), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the applicable Closing. The Company and the Subsidiaries maintain a system of internal accounting controls as set forth in the SEC Reports. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Other than as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(t) that may be due in connection with the transactions contemplated by the Transaction Documents.

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(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Other than as set forth on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary. The Company shall not file any other resale registration statement prior to filing the registration statement required hereunder.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (“DTC”) or another established clearing corporation and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer. The Company is not subject to any “chill” issued by the DTC.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities, the Series E Shares, the Conversion Shares, the Warrants and the Warrant Shares.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Indebtedness. Except as set forth on Schedule 3.1(aa), the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(aa) set forth as of the time immediately following the Closing hereof all outstanding Indebtedness of the Company or any Subsidiary. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3.1(aa), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated any provision of FCPA.

(dd) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

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(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgement Regarding Purchaser’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere to the contrary (except for Sections 3.2(f) and 4.12 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to the Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Securities, or (ii) paid or agreed to pay to any Person any compensation for soliciting another to purchase the Securities or any other securities of the Company.

(hh) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(ii) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(jj) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale, nor any Person, including a placement agent, who will receive a commission or fees for soliciting purchasers (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

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(kk) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ll) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, an accredited investor within the meaning of Rule 501 under the Securities Act. No Purchaser is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, subject to Regulation FD, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Company nor anyone else has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.

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(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Removal of Legends.

(a) The Series E Shares, the Conversion Shares, the Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Series E Shares, the Conversion Shares, Warrants or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company at the cost of the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Series E Shares, Conversion Shares, Warrants or Warrant Shares under the Securities Act.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Series E Shares, Conversion Shares, the Warrants or Warrant Shares in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Series E Shares, a Warrant, the Conversion Shares or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Series E Shares, a Warrant, Conversion Shares or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Series E Shares, a Warrant, Conversion Shares and Warrant Shares may reasonably request in connection with a pledge or transfer of the Series E Shares, a Warrant, Conversion Shares or Warrant Shares.

(c) Certificates evidencing the Series E Shares, the Conversion Shares and the Warrant Shares (or the Transfer Agent’s records if held in book entry form) shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such securities is effective under the Securities Act (the “Effective Date”), (ii) following any sale of such Series E Shares, Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Series E Shares, Conversion Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Series E Shares, Conversion Shares or Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including Sections 4(a)(1) and 4(a)(7) judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If any Series E Share are converted or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, or if such Conversion Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Conversion Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Conversion Shares or Warrant Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including Sections 4(a)(1) and 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC) then such Conversion Shares or Warrant Shares shall be issued or reissued free of all legends. The Company agrees that following the effective date of any registration statement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing restricted Series E Shares, Conversion Shares or Warrant Shares, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Series E Shares, Conversion Shares or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Series E Shares, Conversion Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system as directed by such Purchaser. The Company shall be responsible for any delays caused by its Transfer Agent.

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(d) In addition to such Purchaser’s other available remedies, subject to Section 5.18(a) but not Section 5.18(b), (i) the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of the Stated Value of the Series E Shares (as defined in the Series E COD) being converted or the value of the Warrant Shares for which a Warrant is being exercised (based on the Warrant Exercise Price), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, and (ii) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, the Company shall pay to such Purchaser, in cash, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Conversion Shares or Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the highest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Conversion Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(d).

(e) In the event a Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, (i) it shall pay all fees and expenses associated with or required by the legend removal and/or transfer including but not limited to legal fees, Transfer Agent fees and overnight delivery charges and taxes, if any, imposed by any applicable government upon the issuance of Common Stock; and (ii) the Company may not refuse to deliver unlegended shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 150% of the amount of the aggregate purchase price of the Conversion Shares (based on the amount of the Stated Value of the Series E Shares (as defined in the Series E COD) which was converted) and Warrant Shares (based on exercise price in effect upon exercise) which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the Trading Day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of the litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(f) The Company shall (A) pay the reasonable legal fees of the Purchaser’s choice (in an amount not to exceed $500 per legal opinion, and not more often than once per week per Purchaser) in connection with the conversion of the Series E Shares or the Warrants, and (B) cause its attorneys to promptly provide any reliance opinion to the Transfer Agent.

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Section 4.2 Furnishing of Information.

(a) Until the earliest of the time that (i) no Purchaser owns Conversion Shares and Warrant Shares or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six month anniversary of the date hereof and ending at such time on the earlier to occur that the Warrants are not outstanding, terminated or that all of the Warrant Shares (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) for a period of more than 30 consecutive days or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) for a period of more than 30 consecutive days (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares and/or Warrant Shares, an amount in cash equal to two percent of the aggregate Stated Value (as defined in the Series E COD) of such Purchaser’s Series E Shares and/or Warrant Exercise Price of such Purchaser’s Warrants on the day of a Public Information Failure and, subject to Section 5.18, on every 30th day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Conversion Shares and/or Warrant Shares pursuant to Rule 144. Public Information Failure payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure payments are incurred and (ii) the second Trading Day after the event or failure giving rise to the Public Information Failure payments is cured. In the event the Company fails to make Public Information Failure payments in a timely manner, such Public Information Failure payments shall bear interest at the rate of one and one-half percent per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

Section 4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2(a)(1) of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

Section 4.4 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K disclosing the material terms of this Agreement, including the Transaction Documents as exhibits thereto, prior to 9:00 AM (New York Time) on the first Trading Day after the Closing Date. From and after the filing of the Form 8-K as provided in the preceding sentence, the Company represents to each Purchaser that it shall have publicly disclosed all material, non-public information delivered to each Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by the staff of the SEC in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

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Section 4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser.

Section 4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information (including providing any Pre-Notice or Subsequent Financing Notice under the Series E COD (as those terms are defined in the Series E COD)), unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. Prior to providing a Purchaser with any material non-public information (including any Pre-Notice or Subsequent Financing provided for under the Series E COD (as those terms are defined in the Series E COD)), the Company shall provide the Purchaser with a consent substantially in the form attached as Exhibit E (“Consent”) which shall not include any material non-public information. The Company shall not provide the Purchaser with the material non-public information if the Purchaser does not execute and return the Consent to the Company. To the extent that any notice provided pursuant to any Transaction Document or any other communications made by the Company, or information provided, to any Purchaser constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, and such information was provided without such Purchaser’s prior written consent, the Company shall simultaneously file such notice or other material information with the SEC pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In addition to any other remedies provided by this Agreement or other Transaction Documents, if the Company provides any material, non-public information to the Purchasers without their prior written consent, and it fails to immediately (no later than the next Trading Day) file a Form 8-K disclosing this material, non-public information, it shall, subject to Section 5.18, pay each Purchasers as partial liquidated damages and not as a penalty a sum equal to $500 per day for each $100,000 of each Purchaser’s Subscription Amount beginning with the day the information is disclosed to the Purchaser and ending and including the day the Form 8-K disclosing this information is filed; provided that no such liquidated damages shall be owed to any Purchaser not then holding Securities.

Section 4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of Securities hereunder at the Initial Closing for working capital purposes and as otherwise provided on Schedule 4.7 and shall not use such proceeds: (a) for the satisfaction of any other portion of the Company’s debt that is specified on Schedule 4.7, (b) for the redemption of any Common Stock or Common Stock Equivalents, or (c) for the settlement of any outstanding litigation, (d) in violation of FCPA or OFAC regulations, (e) to lend money, give credit, or make advances to any officers, directors, employees or affiliates of the Company or (f) for the purchase of real estate.

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Section 4.8 Indemnification of the Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (including local counsel, if retained) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any conduct by such Purchaser Party which constitutes willful misconduct or gross negligence). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of the Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel (in addition to local counsel, if retained). The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The Purchaser Parties shall have the right to settle any action against any of them by the payment of money provided that they cannot agree to any equitable relief and the Company, its officers, directors and Affiliates receive unconditional releases in customary form. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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Section 4.9 Reservation of Common Stock. Immediately upon each Closing, the Company shall reserve an amount equal to or greater than three times the number of shares of Common Stock issuable upon conversion of the Series E Shares and exercise of the Warrants. The initial reservation amount shall be 894,102,857 shares for the Purchasers investing in the Initial Closing on a pro rata basis based on the Purchaser’s Subscription Amount (subject to adjustment for stock splits and dividends, combinations and similar events). The Company shall execute and cause the Transfer Agent to execute a reservation letter in the form attached as Exhibit F. In addition to any other remedies provided by this Agreement or other Transaction Documents, if the Company at any time fails to meet this reservation of Common Stock requirement, it shall sell to the Company’s chief executive officer (or such other officer as the board of directors may designate) for $100 a series of preferred stock which contains the power to vote a number of votes equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders meeting) for the sole purpose of amending the Company’s Charter to increase its authorized Common Stock, which such preferred stock shall be automatically cancelled upon the effectuation of the resulting increased in the Company’s authorized shares, and if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Purchaser, it shall, subject to Section 5.18, pay the Purchaser as partial liquidated damages and not as a penalty a sum equal to $500 per day for each $100,000 of the Purchaser’s Subscription Amount and the Company shall not enter into any agreement or file any amendment to its Charter (including the filing of a Certificate of Designation) which conflicts with this Section 4.9 while the Series E Shares and Warrants remain outstanding.

Section 4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed or quoted; provided, however, the Company shall if it qualifies, list its Common Stock on a Trading Market which is a national securities exchange. The Company will then take all action necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the DTC or another established clearing corporation, including, without limitation, by timely payment of fees to the DTC or such other established clearing corporation in connection with such electronic transfer.

Section 4.11 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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Section 4.12 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Section 4.13 Conversion and Exercise Procedures. The form of Notice of Conversion for Series E Shares attached hereto as Exhibit F and Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchasers in order to convert the Series E Shares or to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Series E Shares or exercise their Warrants. Without limiting the preceding sentences, no ink-original Conversion Notice or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice or Notice of Exercise form be required in order to convert the Series E Shares or exercise the Warrants. The Company shall honor conversions of the Series E Notes and exercises of the Warrants and shall deliver Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.14 DTC Program. For so long as any Warrants are outstanding, the Company will employ as the Transfer Agent for the Common Stock and Warrant Shares a participant in the DTC Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.

Section 4.15 Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

Section 4.16 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

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Section 4.17 D&O Insurance. The Company shall maintain director and officer insurance on behalf of the Company and its officers and directors for 18 months after the Closing with respect to any losses, claims, damages, liabilities, costs and expense in connection with any actual or threatened claim or proceeding that is based on, or arises out of their status as a director or officer of the Company. The insurance policy shall cover SEC investigations for the Company and its officers and directors and provide for two years of tail coverage.

Section 4.18 Subsequent Equity Sales.

(a) From the date hereof until the date that is the 18 month anniversary of the Closing Date, the Company will not, without the consent of the holders of a 66.6% of the outstanding Series E Shares, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any common stock, floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, the “Variable Rate Transaction”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.

(b) From the date hereof until the second anniversary of the Closing Date, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents (excluding, with respect to convertible debt, those terms and conditions attributable to the security’s debt character including interest and seniority over equity), if a Purchaser then holding Securities purchased under this Agreement reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchasers hereunder, upon notice to the Company by such Purchaser within five Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions.

(c) Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance. The Company shall provide each Purchaser with notice of any such issuance or sale in the manner for disclosure of subsequent financings set forth in the Series E COD.

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Section 4.19 No Registration of Securities. Except as disclosed on Schedule 4.19, while the Series E Shares are outstanding, the Company will not file any registration statements to register sales of Common Stock, including shares underlying any derivative securities, unless a registration statement is then in effect for the resale by the Purchasers of the Conversion Shares.

Section 4.20 Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding 66.6% of the outstanding shares of Series E, provided that for avoidance of doubt this Section does not apply to the Company’s amending its Certificate of Incorporation to increase its authorized shares of Common Stock or to the Company undertaking a reverse stock split in order for it to meet, in part, the listing requirements of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

Section 4.21 OTCQB. The Company shall use commercially reasonable efforts to have its Common Stock listed on the OTCQB Venture Market within 30 calendar days of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before January 31, 2021; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

Section 5.2 Fees and Expenses. Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. Upon the Closing, out of the proceeds of this transaction the Company shall pay counsel for the Lead Investor a total of up to $2,000 in fees. After the initial Closing, the Company shall pay the Escrow Agent $1,000 upon each Closing (which will be withheld from the funds in escrow).

Section 5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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Section 5.5 Amendments; Waivers. Except as provided in the last sentence of this Section 5.5, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser, Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company. In order to amend the definition of Exempt Issuance, the written consent of the Company and each Purchaser must be obtained.

Section 5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

Section 5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

Section 5.9 Governing Law; Exclusive Jurisdiction; Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents except the Series E COD shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. All questions concerning the construction, validity, enforcement and interpretation of the Series E COD shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts in New York County, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

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Section 5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

Section 5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction without requiring the posting of any bond.

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Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.16 Payment Set Aside. To the extent the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 5.18 Liquidated Damages.

(a) The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company, provided, however, that, as to each Purchaser (or transferee thereof), such obligations shall terminate when such Purchaser (or transferee thereof) ceases to hold the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable for any reason including, but not limited to, conversion, exercise, redemption or exchange and such Purchaser (or any transferee) has been paid such liquidated damages or other amounts that are owed to it.

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(b) Except as otherwise provided herein, the Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents to any particular Purchaser shall be limited to the product of (i) the partial liquidated damages or other amounts that would be owing under the Transaction Documents (excluding the effect of this Section 5.18(b)) multiplied by (ii) a fraction (A) the numerator of which is the equal to the total of the Stated Value of the Series E Shares (as defined in the Series E COD) then-held by such Purchaser plus the value of the Warrant Shares (based on the Warrant Exercise Price) then-issuable to such Purchaser under such Purchaser’s Warrant and (B) the denominator of which is equal to such Purchaser’s Subscription Amount.

Section 5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

Section 5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

Section 5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

Section 5.22 Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Charter, including any Certificates of Designation, or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provision of this Agreement and take all action as may be required to protect the rights of all holders of the Securities. Without limiting the generality of the foregoing or any other provision of this Agreement or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of the Series E Shares or exercise of the Warrants above the conversion price of the Series E Shares, or Warrant Exercise Price, as applicable, then in effect and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Conversion Shares upon the conversion of the Series E Shares and Warrant Shares upon exercise of the Warrants. Notwithstanding anything herein to the contrary, if after six months from the Initial Closing, a holder is not permitted to convert the Series E Shares or exercise the Warrants, in full, for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consent or approvals as necessary to permit such conversion or exercise.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Transportation and Logistics Systems, Inc.		Address for Notice:
5500 Military Trail, Suite 22-357
By:		Jupiter, Florida 33458
Name:	John Mercadante, Jr.	Email: john@primeefs.com
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice):

Akabas & Sproule 488 Madison Avenue, 11th Floor

New York, New York 10022 Email: sakabas@akabas-sproule.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ___________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: ________________________________________

Facsimile Number of Authorized Signatory: ______________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Series E Shares: __________________

Warrant Shares: __________________

EIN Number: _______________________

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EXHIBIT A

Form of Amended and Restated Series E COD

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND

LIMITATIONS OF SERIES E CONVERTIBLE PREFERRED STOCK OF TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

I, John Mercadante, hereby certify that I am the Chief Executive Officer of Transportation and Logistics Systems, Inc. (the “Corporation”), a corporation organized and existing under the Nevada Revised Statutes and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Articles of Incorporation (the “Articles of Incorporation”), the Board on December 23, 2020 adopted the following resolutions amending and restating the Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation for the Company’s series of shares of preferred stock designated as Series E Convertible Preferred Stock, 47,977 of which shares have been issued previously:

RESOLVED, that the Board hereby designates the Series E Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

Series E Convertible Preferred Stock

The Corporation designated a series of preferred stock, consisting of 562,250 shares as Series E Convertible Preferred Stock (the “Series E”). The Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation for the Series E Convertible Preferred Stock is hereby amended and restated to provide for a stated value of $13.34 per share (the “Stated Value”) and to provide the following designations, rights and preferences:

The fact that each original Holder, as defined, purchased the Series E at a price less than the Stated Value shall not be deemed or construed to limit the rights of Holders provided in this Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation (the “A&R Certificate of Designation”)

1. Redemption.

(a) Unless prohibited by Nevada law governing distributions to stockholders, for a period of one-year beginning with the Original Issuance Date, as defined, the Corporation shall have the right but not the obligation to redeem all outstanding Series E (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon (the “Redemption Price”).

(b) The Corporation shall give at least 10 days prior written notice to all holders of the Series E of the date upon which it shall redeem the Series E (the “Redemption Date”).

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(c) If the Corporation fails to redeem all outstanding Series E on the Redemption Date by delivering good funds in United States dollars to each holder of Series E (each, a “Holder”), it shall be deemed to have waived its redemption right.

2. Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of the stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E held by such the Holder are convertible as of the record date for determining stockholders entitled to vote on (or consent to) such matter. Except as provided by law, the Articles of Incorporation or this A&R Certificate of Designation, the Holders of Series E shall vote together with the holders of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”) as a single class and on an as-converted to Common Stock basis. The voting rights of each Holder shall be subject to the Beneficial Ownership Limitation contained in Section 8.

3. Liquidation. Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive out of assets of the Corporation legally available therefor on a pari passu basis with the Series D Convertible Preferred Stock: (i) an amount per share equal to the sum of (x) the Stated Value and (y) unpaid dividends, and (ii) the same amount that a holder of the Corporation’s Common Stock would receive on an as-converted basis (without regard to the Beneficial Ownership Limitation or any other conversion limitations hereunder). Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.

4. Participation Rights.

(a) For 24 months from the date that shares of the Series E were first issued to a Holder (the “Initial Issuance Date”), upon any issuance by the Corporation or any of its subsidiaries of Common Stock or securities which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”), for cash consideration, indebtedness or a combination of the foregoing (a “Subsequent Financing”), the Holders on a pro rata basis based on the number of shares of Series E held by them shall have the right to participate in up to an amount of the Subsequent Financing equal to 40% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least 10 Trading Days (as defined in Section 8) prior to the closing of the Subsequent Financing, the Corporation shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Holder, and only upon a request by such Holder, for a Subsequent Financing Notice, the Corporation shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the nature of the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. At least two Trading Days prior to sending the Pre-Notices, the Corporation shall provide the Holders with the consent attached as Exhibit A (the “Consent”). No Pre-Notices or Subsequent Financing Notices will be sent to any Holders who do not return to the Corporation executed Consents prior to the distribution of the Pre-Notices.

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(b) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Corporation by not later than 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders that returned to the Corporation executed Consents have received the Pre-Notice that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder’s participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Corporation receives no such notice from a Holder as of such fifth Trading Day, such Holder shall be deemed to have notified the Corporation that it does not elect to participate. For the purposes of this Section 4, a Holder shall be deemed to have received a Consent, Pre-Notice or Subsequent Financing Notice, as applicable, upon the earlier of actual receipt or (a) personal delivery to the Holder to be notified, (b) when sent, if sent by electronic mail during normal business hours of the Holder, and if not sent during normal business hours, then on the Holder’s next business day, or (c) one Trading Day after the Trading Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(c) If by 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders that returned to the Corporation executed Consents have received the Pre-Notice, notifications by the Holders of their willingness to participate in the Subsequent Financing is, in the aggregate, less than the total amount of the Participation Maximum, then the Corporation may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

(d) If by 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders that returned to the Corporation executed Consents have received the Pre-Notice, the Corporation receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the number of shares of Series E held by such Holder participating under this Section 4(d) and (y) the sum of the aggregate shares of Series E held by all the Holders participating under this Section 4(d).

(e) The Corporation must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 4, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Corporation and each Holder agree that if any Holder elects to participate in a Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Series E or shares of Common Stock issuable upon conversion of the Series E, or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this A&R Certificate of Designation, without the prior written consent of such Holder.

(g) Notwithstanding anything to the contrary in this Section 4 and unless otherwise agreed to by such Holder, the Corporation shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the end of the 30th Trading Day following delivery of the Subsequent Financing Notice. If by such 30th Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Corporation or any of its subsidiaries relating to the Subsequent Financing.

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(h) Notwithstanding the foregoing, this Section 4 shall not apply in respect of (i) shares of Series E issued to raise working capital in an aggregate amount not exceeding $2,000,000 (taking into account all prior issuances of Series E pursuant to this carve-out), or (ii) an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation, in an aggregate amount not to exceed 10% of shares of Common Stock outstanding pursuant to any stock or option plan duly adopted for such purpose by the Board, (b) securities issuable upon the exercise or exchange of or conversion of the Series E and/or other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Initial Issuance Date, provided that such securities have not been amended since the Initial Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than (1) in connection with stock dividends, stock splits or combinations or (2) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such securities, including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined below)) or to extend the term of such securities, (c) any securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Corporation, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities issued for bona fide services provided to the Corporation not for the purpose of raising capital or to an entity whose primary business is investing in securities.

5. Remedies, Characterizations. Other Obligations, Breaches and Injunctive Relief. The remedies provided in this A&R Certificate of Designation shall be cumulative and in addition to all other remedies available under this A&R Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this A&R Certificate of Designation.

6. Conversion.

(a) Each share of Series E shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series E being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided in Sections (6)(b), 9 and 10 below. In addition the Corporation shall issue the Holder converting all or any portion of Series E an additional sum (the “Make Good Amount”) equal to $210 for each $1,000 of Stated Value of the Series E converted pro rated for amounts more or less than $1,000, increasing to $310 for each $1,000 of Stated Value during the Triggering Event Period (the “Extra Amount”). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 80% times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Corporation (the “Conversion Date”). During the Triggering Event Period, the number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of 70% times the average VWAP for the five Trading Days prior to the Conversion Date.

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(b) Triggering Event Conversion. Subject to the Beneficial Ownership Limitation, at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the “Triggering Event Period”), a Holder may, at such Holder’s option, by delivery of a conversion notice to the Corporation to convert all, or any number of Series E (such conversion amount of the Series E to be converted pursuant to this Section 6(b) (the “Triggering Event Conversion Amount”), into shares of Common Stock at the Triggering Event Conversion Price. The “Triggering Event Conversion Amount” means 125% of the Stated Value and the “Triggering Event Conversion Price” means $0.006.

7. Triggering Events. Each of the following events shall constitute a “Triggering Event”:

(a) the Corporation does not meet the current public information requirements under Rule 144 of the Securities Act of 1933 in respect of the shares of Common Stock issuable upon conversion of the Series E;

(b) the Corporation ceases to be subject to the periodic reporting provisions of the Securities Exchange Act of 1934.

(c) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTCQB, the OTCQX, or the Pink Open Market (f/k/a OTC Pink) (or any successors to any of the foregoing) for a period of 10 consecutive Trading Days;

(d) the Corporation’s written notice to any holder of Series E, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series E into shares of Common Stock that is requested in accordance with the provisions of this A&R Certificate of Designation, other than pursuant to the Beneficial Ownership Limitation;

(e) the Company fails to meet its share reservation obligations under that certain Securities Purchase Agreement between the Company and each Holder for which the Series E was issued;

(f) if, at any time, the Corporation fails to reserve and keep available for each Holder 300% of the number of shares of Common Stock issuable to each Holder upon conversion, in full, of all of the Series E then held by such Holder (without regard to any limitation on conversion set forth in this A&R Certificate of Designation), provided that, if such reservations (A) are additional reservations required as a result of a conversion price adjustment pursuant to Sections 6(b), 9 or 10 or the effect of the Triggering Event Conversion Amount and (B) such additional reservations, when aggregated with all other required reservations of Common Stock that are unmet at such time, would exceed the Corporation’s then-authorized Common Stock available for reservation, then such failure shall be a Triggering Event only if (i) the Corporation has not filed a preliminary information statement with the United States Securities and Exchange Commission (the “SEC”) to effect an increase in the Corporation’s authorized Common Stock within 30 days after written notice from such Holder, (ii) the Corporation does not file with the SEC and mail to its stockholders a definitive information statement promptly (taking into account all SEC comments, comment periods, broker search requirements, record date requirements and transfer agent logistics), or (iii) cause the Corporation’s authorized Common Stock to be increased within 25 days (subject to adjustment in the event of a change in the waiting period requirements imposed by applicable law) after the definitive information statement is first mailed to stockholders;

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(g) the Corporation’s failure to declare or to pay to any Holder any dividend on any Dividend Payment Date (as defined in Section 17) whether or not such dividend is declared by the Board of Directors or any other amount when and as due under this A&R Certificate of Designation, or any other Transaction Document, except, in the case of a failure to pay dividends when and as due, in each such case only if such failure remains uncured for a period of at least 10 consecutive Trading Days;

(h) the Corporation either (A) fails to cure a conversion failure by delivery of the required number of shares of Common Stock within two ) Trading Days after the applicable conversion date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series E or as and when required by this A&R Certificate of Designation unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least five consecutive Trading Days;

(i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary which shall not be dismissed within 60 days of their initiation;

(j) the commencement by the Corporation or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(k) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any subsidiary of an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(l) a final judgment or judgments for the payment of money in excess of $50,000 are rendered against the Corporation and/or any of its subsidiaries and which judgments are not, within 10 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

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(m) other than as specifically set forth in another clause of Section 7, the Corporation breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(n) failing to comply in any material respect with the reporting requirements of the Securities Exchange Act of 1934 (including, but not limited to, becoming delinquent in its filings);

(o) providing material non-public information to a Holder of Series E without its prior written consent;

(p) failure to redeem the Series E in accordance with this A&R Certificate of Designation;

(q) any change in the Corporation’s transfer agent; or

(r) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

Notwithstanding anything to the contrary herein, Sections 7(i), 7(j), 7(k) and 7(l) shall not apply (A) with respect to the Corporation’s subsidiaries, or (B) the Corporation’s ownership interest in such subsidiaries, provided that, at the time of such action, event or occurrence, the Corporation has one or more other subsidiaries with material business operations that are not then effected by an action, event or occurrence described in Sections 7(i), 7(j), 7(k) and 7(l).

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8. Conversion Limitations. The Corporation shall not affect any conversion of the Series E, and a Holder shall not have the right to convert such Series E, to the extent that after giving effect to the proposed conversion, the Holder (together with the Holder’s affiliates and any persons acting as a group together with the Holder or any of the Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series E with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series E owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 8 applies, the determination of whether any Series E is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder’s determination of whether the Series E may be converted, in each case subject to the Beneficial Ownership Limitation. For purposes of this Section 8, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Corporation, or (iii) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Series E held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 8, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series E held by the Holder and the Beneficial Ownership Limitation provisions of this Section 8 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Corporation. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 8 shall apply to a successor Holder of the Series E. For the purposes of this A&R Certificate of Designation, the term “Trading Day” shall mean any day on which the Common Stock is eligible to be traded on the securities exchange or market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York, NY time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

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8. Stock Dividends and Stock Splits. If the Corporation, at any time while any Series E shares are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted proportionately. Any adjustment made pursuant to this Section 9 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9. Adjustments to Conversion Price for Diluting Issues.

(a) For purposes of this Section 10, the following definitions shall apply:

(i) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 10(c) below, deemed to be issued) by the Corporation after the Initial Issuance Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

1.	shares of Common Stock, Options or Convertible Securities issued in an Exempt Issuance;

2.	as to any series of preferred stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of preferred stock; and

3.	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 9.

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(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(iii) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(iv) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(v) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, Pink Open Market (f/k/a OTC Pink), OTCQB or OTCQX (or any successors to any of the foregoing).

(vi) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected jointly in good faith by the Corporation and the Holders of a majority the Series E then outstanding, the fees and expenses of which shall be paid by the Corporation.

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(b) If and whenever on or after the Initial Issuance Date but not after two years from the Original Issuance Date, the Corporation issues or sells, or in accordance with this Section 10 is deemed to have issued or sold, Additional Shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, issued or sold or deemed to have been issued or sold) other than an Exempt Issuance, for a consideration per share (the “Base Share Price”) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the Base Share Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the Base Share Price under this Section 10 (b)), the following shall be applicable:

(i) If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 10(b), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 10(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Series E has been or is to be made pursuant to other provisions of this Section 10(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

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(iii) If (A) the purchase or exercise price provided for in any Options, (B) the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 9 and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Securities), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 10(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

(iv) If any Option is issued in connection with the issuance or sale of any other securities of the Corporation together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.006. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the VWAPs of such security for each of the five Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Holders of the majority of the outstanding Series E, which determination shall be binding on all Holders of Series E. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Trading Days after the 10th day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holders of the majority of the outstanding Series E. The determination of such appraiser shall be final and binding upon all parties absent manifest error. If such appraiser’s valuation differs by less than 5% from the Corporation’s proposed valuation, the fees and expenses of such appraiser shall be borne by the Holder, and if such appraiser’s valuation differs by more than 5% from the Corporation’s proposed valuation, the fees and expenses of such appraiser shall be borne by the Corporation.

(v) No adjustment pursuant to this Section 10(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

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(c) No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Holders of a majority of the then-outstanding Series E agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

10. Redeemed or Otherwise Acquired Series E. Any shares of Series E that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the Holders of Series E following redemption, conversion or acquisition.

11. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation including by the filing of any Certificate of Designation (however such document is named), bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this A&R Certificate of Designation, and will at all times in good faith carry out all the provisions of this A&R Certificate of Designation and take all action as may be required to protect the rights of the Holders.

12. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, without first obtaining the written consent of at least a majority of the outstanding Series E, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series E; or (c) issue any Series D Preferred Stock, (d) issue any Series E in excess of [562,250] Series E Shares, (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E, circumvent a right of the Series E.

13. Amendment. Except for the conversion limitations set forth in Section 8 of this A&R Certificate of Designation, as otherwise set forth in Section 13 of this A&R Certificate of Designation and as otherwise required by law, this A&R Certificate of Designation may be amended by the written consent or affirmative vote of at least a majority of the outstanding Series E.

14. Waiver. Except for the conversion limitations set forth in Section 8 of this A&R Certificate of Designation and as otherwise set forth in Section 13 of this A&R Certificate of Designation, any of the rights, powers, preferences, privileges, restrictions, qualifications, limitations and other terms of the Series E set forth herein may be waived on behalf of all Holders of Series E by the written consent or affirmative vote of at least a majority of the outstanding Series E.

15. Specific Shall Not Limit General. No specific provision contained in this A&R Certificate of Designation shall limit or modify any more general provision contained herein.

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16. Dividends.

(a) The rights of the Holders to receipt of dividends shall not be affected by the failure to declare such dividends and accrued dividends shall be included in connection with conversions into Common Stock and payment of any liquidation preference or redemption amount.

(b) From and after the Original Issuance Date, cumulative dividends on each share of Series E shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 6% per annum based on a 360 day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series E in accordance with the provisions of this A&R Certificate of Designation; provided, that to the extent not paid on the last day of March, June, September and December of each calendar year (each such date, a “Dividend Payment Date”), all accrued dividends on any share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors and shall remain accumulated, compounding dividends until paid or converted. All accrued and accumulated dividends on the Series E shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities. “Junior Securities” means the Corporation’s Common Stock, the Corporation’s Series B Preferred Stock and Series D Preferred Stock and all other classes and series of equity securities of the Corporation which by their terms do not rank pari passu or senior to the Series E.

IN WITNESS WHEREOF, the Corporation has caused this A&R Certificate of Designation to be duly executed by its Chief Executive Officer as of this 23rd day December, 2020.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	John Mercadante
Title:	Chairman and CEO

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Exhibit A

Form of Information Consent

Transportation and Logistics Systems, Inc. (the “Company”) has information or notice of a proposed event (collectively, the “Information”) that it is either required to provide you pursuant to that certain Securities Purchase Agreement dated ______ ___, 2020 (“Agreement”) between you and the Company or believes that you would be interested in obtaining.

You acknowledge that receipt of the Information may restrict you from trading in the Company’s securities until the Information is made public in accordance with the Agreement.

Please respond in writing if you do or do not want to be provided with the Information. If the Company does not receive your response within three business days, we will have the right to assume that you have chosen not to receive the Information and, if applicable, waived your right to any subsequent offering rights and any other rights provided for under the Agreements that require notice, for which this Information (including notice) is being given.

Please sign below and check the appropriate box below.

Sincerely,

TRANSPORTATION AND LOGISTICS, INC.

By:
Name:
Title:	Chief Executive Officer

___ Yes. Please provide we with the Information

___ No. Do not provide me with the Information

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EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 21, 2021, between Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”) and each of the several purchasers identified on the signature pages to the Purchase Agreement (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement, dated as of the date of this Agreement (the “Purchase Agreement”), pursuant to which the Purchasers are purchasing shares of Common Stock (defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Purchasers as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties agree as follows:

ARTICLE VI Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(d).

“Agreement” shall have the meaning set forth in the Preamble.

“CDI 612.09” means Section 612.09 of the Commission’s Compliance and Disclosure Interpretations.

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Company” shall have the meaning set forth in the Preamble.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder or any other Registration Statement, 90 days following the Closing; provided, however, that in the event the Company is notified by the Commission that one or more of the Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the date otherwise required above.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

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“Event” shall have the meaning set forth in Section 2(b).

“Event Date” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, 60 days following the Closing, and with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Proceeding” means any action, claim, suit, investigation or legal proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchasers” shall have the meaning set forth in the Preamble.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Registrable Securities” means (a) all of the shares of Common Stock issuable under Series E Convertible Preferred Stock and Warrants issued pursuant to the Purchase Agreement and (b) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 3(b), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance (including CDI 612.09), comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTCQB, the OTCQX, or the OTC Pink Marketplace (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Series E COD, the Purchase Agreement, all schedules and exhibits thereto and hereto, the Warrants, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, 1100 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120, and any successor transfer agent of the Company.

ARTICLE VII Shelf Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 and shall contain a description of the Holders planned distribution (unless otherwise directed by at least 85% of the Holders) substantially in the form of “Plan of Distribution” attached hereto as Annex A. The Company shall respond to any comments from the staff of the Commission within 15 days of the receipt of such comments. In the event the amount of Registrable Securities which may be included in the Registration Statement is limited due to SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the CDI 612.09) the Company shall use its best efforts to register such maximum portion of the Registrable Securities as permitted by SEC Guidance. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold pursuant to Rule 144 without the volume or other limitations of such rule, or not required to be registered in reliance upon the exemption in Section 4(a)(1) or 4(a)(7) under the Securities Act, in either case as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). Provided, however, during any period of time that the Company’s financial statements contained in a prospectus do not meet the requirements of Securities Act Section 10(a)(3) and the remaining period until the date its Form 10-K is required to be filed (excluding any extended period of time permitted by rule of the SEC) does not exceed 60 days, the Company shall be excused from amending or supplementing its prospectus for the remaining period until the date its Form 10-K is required to be filed (including any extended period of time permitted by rule of the SEC). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall file a final Prospectus with the Commission as required by Rule 424. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Registrable Securities purchased by the Purchasers pursuant to the Purchase Agreement with the Warrant Shares being cutback prior to any Conversion Shares. In the event of a cutback hereunder, the Company shall give the Holder at least five Trading Days prior written notice along with the calculations as to such Holder’s allotment.

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(b) If a Registration Statement registering for resale all of the Registrable Securities (i) is not filed with the Commission by the Company by the Filing Date of the Initial Registration Statement or any other Registration Statement, (ii) is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement or any other Registration Statement (unless the sole reason for such non-registration of all or any portion of the Registrable Securities as a result of SEC Guidance under Rule 415 or similar rule and CDI 612.09 which limits the number of Registrable Securities which may be included in a registration statement with respect to the Holders), or (ii) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 30 calendar days during any 12-month period (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs, being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash , as partial liquidated damages and not as a penalty, equal to 1% of the purchase price paid by such Holder pursuant to the Purchase Agreement, during which such Event continues uncured. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Provided, however, the foregoing liquidated damages shall not accrue or be otherwise charged during any period in which the Holder is eligible to sell the Registrable Securities on any given day under Rule 144 without the volume or other limitations of such rule, or in reliance upon the exemption in Section 4(a)(1) under the Securities Act, or after such Holder has publicly sold its Registrable Securities.

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(c) The parties agree that until the Company’s shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, the Registration Statement may provide for the sale of the Registrable Securities at a fixed price of $0.01 per share of Common Stock. The Company shall use commercially reasonable efforts to have its Common Stock listed on the OTCQB Venture Market within 30 days of this Agreement. Upon listing, the Company shall promptly amend or file a new Registration Statement, providing for the sale of the Registrable Securities at prevailing market prices or in privately negotiated transactions.

ARTICLE VIII Registration Procedures.

(a) In connection with the Company’s registration obligations hereunder, the Company shall: not less than three Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holders or counsel for the Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five Trading Days after the Holders have been so furnished copies of a Registration Statement or two Trading Days after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Stockholder Questionnaire”) on a date that is not less than two Trading Days prior to the Filing Date or by the end of the fourth Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

(b) In connection with the Company’s registration obligations hereunder, the Company shall:

(i) prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities ,

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(ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424,

(iii) respond to any comments received from the Commission with respect to a Registration Statement or any amendment thereto within 15 days of the receipt of such comments, and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company), and

(iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s acknowledgement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

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(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system need not be furnished in physical form, and such number of copies of the current Prospectus as each Holder may reasonably request.

(f) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 and 5190 and NASD Rule 2710, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two Trading Days of request therefor.

(h) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Holder, cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(j) If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

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(k) Comply with all applicable rules and regulations of the Commission.

(l) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. The Company shall not be liable for any damages during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company’s request.

ARTICLE IX Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel, independent registered public accountants and transfer agent) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company in connection with an issuer filing, with respect to any filing that may be required to be made by any broker-dealer through which a Holder intends to make sales of Registrable Securities pursuant to FINRA Rule 5110 and 5190 and NASD Rule 2710, so long as the broker-dealer is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), and (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any Trading Market as required hereunder. In no event shall the Company be responsible for any broker-dealer or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

ARTICLE X Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees and costs of investigation and preparation) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein (it being understood that all information provided in a Selling Stockholder Questionnaire will be deemed to have been furnished by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto) or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved (A) Annex A hereto and (B) any information provided in a Selling Stockholder Questionnaire for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

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(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each professional advisor to the Company, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus (it being understood that all information provided in a Selling Stockholder Questionnaire will be deemed to have been furnished by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto) or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after underwriting fees, commissions, or discounts) actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of one law firm reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof except as otherwise provided in this Section 5(c); provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel for all Indemnified Parties that may be represent without conflict by one counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or Section 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE XI Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any Losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement. In the event that, under SEC Guidance, there is a limitation on the number of Registrable Securities that may be included in a Registration Statement, securities of the Company that have been registered on an effective registration statement of the Company as of the date of this Agreement shall be registered prior to any of the Registrable Securities. Thereafter, the Holders shall have priority over any other security holders with outstanding registration rights. Any reduction pursuant to this Section 6(b) in the number of Registrable Securities registered shall be done on a pro rata basis in accordance with the Holders’ investment made pursuant to the Purchase Agreement.

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(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will immediately discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of more than 50% of the Registrable Securities. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(e).

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(h) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 3.1(v) to the Purchase Agreement, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

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(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(j) Governing Law. All questions concerning the choice of law and venue, construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(n) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	John Mercadante, Jr.
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

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Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[SIGNATURE PAGES CONTINUE]

[Signature Page to Registration Rights Agreement]

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of Common Stock (the “Registrable Securities”) of Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder

__________________________________________________________________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

__________________________________________________________________________________

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

________________________________________________________________________

2.	Address for Notices to Selling Stockholder:

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Telephone:____________________________________________________________________________________

Fax:__________________________________________________________________________________________

Contact Person:__________________________________________________________________________________

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3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes [ ] No [ ]

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes [ ] No [ ]

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes [ ] No [ ]

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes [ ] No [ ]

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

__________________________________________________________________________________
________________________________________________________________________

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

______________________________________________________________________________________

______________________________________________________________________________________

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ___________________________	Beneficial Owner: ________________________

By:
Name:
Title:

PLEASE EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

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EXHIBIT C

Form of Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Warrant Shares: ___________	Initial Exercise Date: January ___, 2021

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ___________________, or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the fifth year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), up to ______________ shares of Common Stock (subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant issued pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated January ___, 2021, entered into as of the Initial Exercise Date between the Company and the purchasers, including the initial Holder, party thereto.

ARTICLE I Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement. For purposes of this Agreement, the following words and phrases have the meanings set forth in this Section 1:

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

ARTICLE II Exercise.

(a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto. Within two Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within two Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one Trading Day of delivery of such notice. The Holder by acceptance of this Warrant or any transferee, acknowledges and agrees that, by reason of the provisions of this Section 2(a), following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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(b) Exercise Price. The initial exercise price per share of the Common Stock under this Warrant shall be equal to $0.01 per share, subject to adjustment under Section 3 (the “Exercise Price”).

(c) Cashless Exercise. If at any time after the six month anniversary of the Initial Exercise Date, there is no effective registration statement covering the resale of the Warrant Shares at prevailing market prices (not a fixed price) by the Holder (or the prospectus does not meet the requirements of Section 10 of the Securities Act), then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number obtained by dividing [(A - B) times (C)] by (A), where:

(A)	=	the greater of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder, at the time of such exercise; and

(C)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the most recent reported bid price per share of the Common Stock, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, if on the Termination Date (unless the Holder notifies the Company otherwise) if there is no effective registration statement covering the resale of the Warrant Shares at prevailing market prices (not a fixed price) by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Mechanics of Exercise.

(i) Delivery of Certificates Upon Exercise. Certificates for the shares of Common Stock purchased hereunder shall be transmitted to the Holder by the Transfer Agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise and Rule 144 is available, or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (unless by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted). The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay, subject to Section 5(k)(i) but not Section 5(k)(ii) (as liquidated damages and not as a penalty), to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $10 per Trading Day (increasing to $20 per Trading Day after the fifth Trading Day) after the Warrant Share Delivery Date for each $1,000 of the value of the Warrant Shares for which this Warrant is exercised (based on the Exercise Price) which are not timely delivered. In no event shall liquidated damages for any one transaction exceed $1,000 for the first 10 Trading Days. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company or the date the Warrant Shares are delivered to the Holder, whichever date is earlier.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant. Unless the Warrant has been fully exercised, the Holders shall not be required to surrender this Warrant as a condition of exercise.

(iii) Rescission Rights. If the Company fails to deliver the Warrant Shares or cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right, at any time prior to issuance of such Warrant Shares, to rescind such exercise.

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(iv) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to deliver the Warrant Shares, or cause the Transfer Agent to transmit to the Holder the certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall pay in cash to the Holder the amount as provided under Section 4.1(d) of the Purchase Agreement. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate including any charges of any clearing firm, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise. The Company shall (A) pay the reasonable legal fees of the Holder’s choice (in an amount not to exceed $500 per opinion, and not more often than once per week) in connection with the exercise of the Warrants, (B) cause its attorneys to promptly provide any reliance opinion to the Transfer Agent, and (C) pay the Holder the sums required under Section 2(d)(iv).

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall be entitled to rely on such Holder’s determination and shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(e) solely with respect to the Holder’s Warrant, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 2(e) solely with respect to the Holder’s Warrant at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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(f) Mandatory Exercise. Beginning from the Initial Exercise Date, the Company shall have the option, subject to the Equity Conditions, to cause the Holder to exercise the Warrant (“Mandatory Exercise”) in whole or in part upon written notice (“Mandatory Exercise Notice”). For purposes of this Warrant, “Equity Conditions” means: (i) no breach under any of the Transaction Documents shall have occurred, (ii) the last closing sale price of the Common Stock has been equal to or greater than $0.10. per share (subject to adjustments for splits, dividends, recapitalizations and similar events) for consecutive 10 Trading Days immediately prior to the date on which the Mandatory Exercise Notice is given to the Holder (the “10 Day Consecutive Period”), (iii) the total daily trading dollar volume was, on average, at least $500,000, during the 10 Day Consecutive Period, and (iv) during each day of the 10 Day Consecutive Period and through the date of the Mandatory Exercise shall occur, the Company must have an effective registration statement with a current prospectus in compliance with Sections 5 and 10 of the Securities Act on file with the SEC pursuant to which the Warrant Shares may be sold (other than at a fixed price). The Mandatory Exercise Notice shall specify a date, which shall not be less than 30 days from the date such Mandatory Exercise Notice is received by the Holder on which such Mandatory Exercise shall occur. The Company’s right to require a Mandatory Exercise shall be subject to and may be limited by Section 2(e) above.

(g) Company Purchase Option. If the Holder fails to meet its obligations under Section 2(f) above (for any reason, including the limitations under Section 2(e), the Company has the option to purchase this Warrant from the Holder by paying to the Holder an amount in cash equal to the Purchase Option Black Scholes Value (as defined herein) of the remaining unexercised portion of this Warrant. “Purchase Option Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day the Company issues its Mandatory Exercise Notice (the “Applicable Date”) and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Applicable Date, (C) the underlying price per share used in such calculation shall be the average of the closing prices during the 20 Day Consecutive Period and (D) a remaining option time equal to the remaining underexercised period of this Warrant.

ARTICLE III Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If and whenever on or after the Initial Exercise Date, the Company issues or sells, or in accordance with this Section 3 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, issued or sold or deemed to have been issued or sold) for a consideration per share (the “Base Share Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the Base Share Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the Base Share Price under this Section 3(b)), the following shall be applicable:

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(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 3(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If (A) the purchase or exercise price provided for in any Options, (B) the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (in each case (A), (B) and (C) other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a) and (y) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such Option or Convertible Securities including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined in the Series E COD)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Closing are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

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(iv) Calculation of Consideration Received. If any Option is issued in connection with the issuance or sale of any other securities of the Company together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.006. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Trading Days after the 10th day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error. If such appraiser’s valuation differs by less than 5% from the Company’s proposed valuation, the fees and expenses of such appraiser shall be borne by the Holder, and if such appraiser’s valuation differs by more than 5% from the Company’s proposed valuation, the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) No adjustment pursuant to this Section 3(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(vii) Notwithstanding anything to the contrary herein, no adjustment pursuant to this Section 3(b) shall be made in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company, in an aggregate amount not to exceed 10% of shares of Common Stock outstanding pursuant to any stock or option plan duly adopted for such purpose by the Board of Directors, (b) (A) securities issuable upon the exercise or exchange of or conversion of the Series E Shares and/or (B) other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the Initial Closing, provided that such securities have not been amended since the Initial Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than (1) in connection with stock dividends, stock splits or combinations or (2) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such securities, including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined in the Series E COD)) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities issued for bona fide services provided to the Company not for the purpose of raising capital or to an entity whose primary business is investing in securities.

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(c) Full Ratchet Increase in Warrant Shares. For 24 months from the Initial Exercise Date, whenever the Exercise Price is adjusted under Section 3(b), the number of Warrant Shares shall be increased on a full ratchet basis to the number of shares of Common Stock determined by multiplying the Exercise Price then in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. By way of example, if E is the total number of Warrant Shares in effect immediately prior to such Dilutive Issuance, F is the Exercise Price in effect immediately prior to such Dilutive Issuance, and G is the Base Share Price, the adjustment to the number of Warrant Shares can be expressed in the following formula: Total number of Warrant Shares after such Dilutive Issuance = the number obtained from dividing [E x F] by G. For the avoidance of doubt, the price protection (but not the full ratchet increase in Warrant Shares) provided for under this Agreement shall survive after there are no Series E Shares outstanding.

(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). Notwithstanding the foregoing, no Purchase Rights will be made under this Section 3(d) in respect of an Exempt Issuance.

(e) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(d)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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(f) Fundamental Transaction.

(i) If, at any time while this Warrant is outstanding, (1) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (2) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (3) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (4) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (5) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), at the option of the Holder the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternate Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Company files a Form 8-K or other report disclosing the Fundamental Transaction.

(ii) Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction or (ii) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Exercise Price. “Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.

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(iii) If Section 3(f)(i) and (ii) are not applicable, the Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f)(iii) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction (without regard to any limitation on the exercise of this Warrant), and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly, following any required public disclosure of the event by press release or on Form 8-K, email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Company and change such address.

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(ii) Notice to Allow Exercise by the Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to email such notice or any defect therein or in the emailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

ARTICLE IV Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the provisions of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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ARTICLE V Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof other than as explicitly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate. In no event shall the Holder be required to deliver a bond or other security.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock, free of preemptive rights the number of Warrant Shares issuable upon exercise of this Warrant in accordance with Section 4.9 of the Purchase Agreement. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

In addition to any other remedies provided by this Warrant or the Purchase Agreement, if the Company at any time fails to meet this reservation of Common Stock requirement within 45 days after written notice from the Holder, it shall pay, subject to Section 5(k), the Holder as partial liquidated damages and not as a penalty a sum equal to $500 per day for each $100,000 of the Holder’s Subscription Amount (or the original purchaser if the Holder is a transferee of the Warrants, provided that, for purposes of Section 5(k)(i), as to the Company’s continuing obligation to pay any partial liquidated damages or other amounts owing hereunder, only the Holder’s instruments or securities shall be considered and for purposes of Section 5(k)(ii), the numerator shall include only the Securities then-held by the Holder, and the denominator shall include only the original purchaser’s Subscription Amount). The Company shall not enter into any agreement or file any amendment to its Articles of Incorporation (including the filing of a Certificate of Designation) which conflicts with this Section 5(d) while the Series E Shares (as defined in the Purchase Agreement) and Warrants remain outstanding.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or if not exercised on a cashless basis when Rule 144 (or any successor law or rule) is available, may have restrictions upon resale imposed by state and federal securities laws.

(g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate or that there is no irreparable harm and not to require the posting of a bond or other security.

(k) Liquidated Damages.

(i) The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company, provided, however, that, as to each Holder, such obligations shall terminate when such Holder (i) ceases to hold the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable for any reason including, but not limited to, conversion, exercise, redemption or exchange and (ii) is paid all of the liquidated damages or other amounts due.

(ii) Except as otherwise provided herein, the Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents to any particular Holder shall be limited to the product of (i) the partial liquidated damages or other amounts that would be owing under the Transaction Documents (excluding the effect of this Section 5(k)(ii)) multiplied by (ii) a fraction (A) the numerator of which is the equal to the total of the Stated Value of the Series E Shares (as defined in the Series E COD) then-held by such Holder plus the value of the Warrant Shares (based on the Warrant Exercise Price) then-issuable to such Holder under such Holder’s Warrant and (B) the denominator of which is equal to such Holder’s Subscription Amount (or the original purchaser if the Holder is a transferee of the Warrants).

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(l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder of Warrant Shares.

(m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and Holders of 51% of the outstanding Warrants issued pursuant to the Purchase Agreement.

(n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	John Mercadante, Jr.
Title:	Chief Executive Officer

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NOTICE OF EXERCISE

TO: TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

(1) The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) After giving effect to this Notice of Exercise, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

SIGNATURE OF HOLDER

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: ________________________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

FOR VALUE RECEIVED, ____ all of or _______ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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EXHIBIT D

Form of Reserve Letter

Irrevocable Transfer Agent Instructions

TRANSPORTATION & LOGISTICS SYSTEMS, INC.

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

Equiniti Trust Company

Attention: EQ Shareowner Services

1100 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

January __, 2021

Ladies and Gentlemen:

Transportation and Logistics Systems, Inc. (“Issuer”) a Nevada corporation and _____________(“Investor”) have entered into a Securities Purchase Agreement, dated as of January ___, 2021 (the “Agreement”) providing for the issuance of [●] shares of the Company’s Series E Convertible Preferred Stock (the “Preferred Shares”) and a Warrant (the “Warrant”) to purchase [●] shares of common stock (“Common Stock”) of the Company.

Copies of the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Shares (the “Certificate of Designation”) and the Warrant are attached hereto. Equiniti Trust Company (“You” or “Equiniti”) should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained herein. The shares to be issued are to be registered in the name of the registered holder of the Preferred Shares submitted for conversion or exercise.

In accordance with this Irrevocable Transfer Instruction Agreement, you are hereby irrevocably authorized and instructed to reserve [●] shares of common stock (“Common Stock”) of the Company for issuance upon conversion of the Preferred Shares and exercise of the Warrant. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so. In addition, you are hereby directed, upon being notified by the Company, to adjust the share reserve as instructed by the Company who shall give such instructions in accordance with Sections 9 and 10 of the Certificate of Designation and Section 3 of the Warrant. Notwithstanding anything to the contrary in this Agreement, Equiniti has no obligation to confirm the accuracy of a notice of conversion (a “Conversion Notice”).

Equiniti is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company to the Investor, and remove all stop-transfer instructions relating to such shares, upon Equiniti’s receipt from the Investor of a Conversion Notice, Exercise Notice and notice by Investor’s counsel that the shares have been registered under the Securities Act of 1933 (“1933 Act”) or otherwise may be sold pursuant to Rule 144 without any restriction, and the Company or its counsel or Investor’s counsel provides an opinion of counsel to that effect in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to Equiniti), together with other documentation that may reasonably be requested, and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company (unless this requirement has been waived by the Company and the Investor). Such shares shall be issued to the account of the Investor either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit/Withdrawal Agent Commission system, provided that the Company has been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, and the number of shares reserved shall be reduced on a one-for-one basis with the shares issued, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice or Exercise Notice, Equiniti and the Company agree that the Conversion Notice or Exercise Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury that are not otherwise reserved). If the shares of Common Stock are eligible to be electronically delivered via DWAC ((i) above), the shares of Common Stock shall be delivered in that manner. Equiniti is not responsible for the accuracy set forth in the Conversion Notice or Exercise Notice, as applicable. Until such time as Equiniti is advised by Investor or Company counsel as above that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, you are hereby instructed to reflect that fact in your records and to place the following legend on the certificates:

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THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company hereby requests that your firm act promptly, without unreasonable delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices or Exercise Notices received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, including claims that may be asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved this Irrevocable Transfer Instruction Agreement including the irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify Equiniti for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

All processing fees will be expected and payable upon receipt of the request from the presenter of such request. The Company and Investor understand and agree that Equiniti Trust Company’s fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such conversion according to the Equiniti Trust Company fee schedule then in force. Equiniti Trust Company shall not be obligated to process any request until and unless its fees are paid. Further, the Company and Investor understand and acknowledge that in the event that the Company is delinquent in payment of fees due Equiniti Trust Company in an amount less than $1,500, Equiniti Trust Company will honor conversion requests with the additional payment of $200.00 per request. In the event that the Company is suspended with Equiniti Trust Company due to non-payment with an account balance owing in excess of $2,500, Investor or Company will be required to bring the account balance current before any transactions will be processed.

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The Company agrees that the Equiniti may resign as the Company’s Transfer Agent. In that event, or in the event that the Company terminates Equiniti, Equiniti reserves the right to and may complete any issuance or transfer requests then pending. The Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five business days. In the event that the Company decides to terminate Equiniti, 30 days’ notice of termination must be given to Equiniti, all or some of which time period may be waived by Equiniti in its sole discretion, and a fee of $350 per irrevocable instruction letter must be paid prior to termination. Equiniti shall abide by the obligations under this Agreement during the 30 day termination period or so much thereof as it does not waive.

The Company hereby authorizes the issuance of such number of shares under the terms of the Certificate of Designation and the Warrant and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The Company and the Investor agree that Equiniti will be notified in writing by the Company and the Investor when the Preferred Shares and/or the Warrant have been fully converted and if there are any remaining shares in the reservation that are to be released and returned to the Company’s authorized shares.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require Equiniti, in its sole discretion, to do, take or not do or take any action that would be contrary to any court order, any Federal or State law, rule, or regulation including but expressly not limited to both the 1933 Act and the Securities Exchange Act of 1934 as amended, the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the transfer agent agreement with the Company.

The Company hereby directs you, upon request by the Investor to immediately provide any capitalization structure information pertaining to the number of common shares of the Company that are issued and outstanding and the amount reserved for the Investor without any further action or confirmation by the Company.

No amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Transportation and Logistics Systems, Inc.	___________

By:		By:
Name:	John Mercadante, Jr.	Name:
Title:	Chief Executive Officer	Title:

Acknowledged and Agreed:
Equiniti Trust Company

By:
Name:
Title:

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EXHIBIT E

Form of Information Consent

Transportation and Logistics Systems, Inc. (the “Company”) has information or notice of a proposed event (collectively, the “Information”) that it is either required to provide you pursuant to that certain Securities Purchase Agreement dated January __, 2021 (“Agreement”) between you and the Company or believes that you would be interested in obtaining.

You acknowledge that receipt of the Information may restrict you from trading in the Company’s securities until the Information is made public in accordance with the Agreement.

Please respond in writing if you do or do not want to be provided with the Information. If the Company does not receive your response within three business days, we will have the right to assume that you have chosen not to receive the Information and, if applicable, waived your right to any subsequent offering rights and any other rights provided for under the Agreements that require notice, for which this Information (including notice) is being given.

Please sign below and check the appropriate box below.

Sincerely,

TRANSPORTATION AND LOGISTICS, INC.

By:
Name:
Title:	Chief Executive Officer

___ Yes. Please provide we with the Information

___ No. Do not provide me with the Information

__________________________

__________________________

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EXHIBIT F

Form of Series E Conversion Notice

NOTICE OF CONVERSION

TO: TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

(1) The undersigned hereby elects to convert ___________ shares of Series E Convertible Preferred Stock of the Company into ___________ shares of common stock (“Conversion Shares”) of the Company pursuant to the terms of the Certificate of Designation, Preferences, Rights And Limitations of Series E Convertible Preferred Stock.

(2) Please issue a certificate or certificates representing said Conversion Shares in the name of the undersigned or in such other name as is specified below:

(3) After giving effect to this Notice of Conversion, the undersigned will not have exceeded the Beneficial Ownership Limitation.

The Conversion Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

SIGNATURE OF HOLDER

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: ________________________________________________________________________________

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EXHIBIT G

Form of Escrow Agreement

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is entered into as of January 21, 2021, by and among Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), the parties who execute this agreement (each a “Purchaser”, and collectively the “Purchasers”), and Nason, Yeager, Gerson, Harris & Fumero, P.A. (the “Escrow Agent”):

WHEREAS, the Company and Purchasers have entered into a Securities Purchase Agreement calling for the sale by the Company to the Purchasers of Series E Preferred Stock (the “Series E”) and the Warrants (the “Warrants”) to purchase Common Stock of the Company; and

WHEREAS, the parties hereto require the Company to deliver (i) book entry records of the Series E and (ii) the Warrants against payment therefor, with the Escrowed Payment to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

● “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

● “Escrowed Payment” means cash payments received from Purchasers;

● “Closing Date” shall have the meaning set forth in Section 2.2 of the Securities Purchase Agreement;

● “Initial Closing” shall mean the closing of the sale of the Securities to the Purchasers who execute this Agreement.

● “Lead Investor” shall mean Cavalry Fund I LP;

● “Securities Purchase Agreement” means the Securities Purchase Agreement (and the exhibits thereto) entered into or to be entered into by the parties in reference to the sale and purchase of Securities;

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● “Securities” means Series E Preferred Stock and the Warrants being sold pursuant to the Securities Purchase Agreement;

● “Series E COD” means the Amended and Restated Series E Preferred Stock Certificate of Designation filed with the Secretary of State of Nevada.

● Collectively, the Company-executed Securities Purchase Agreement, the book entry records of the Series E and the Warrants are referred to as “Company Documents”; and

● Collectively, the Escrowed Payment, and the Purchaser-executed Securities Purchase Agreement and Agreement are referred to as “Purchaser Documents”.

1.2. Entire Agreement. This Agreement along with the Company Documents and the Purchaser Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Purchaser Documents and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Purchaser Documents.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by any party against the other concerning the transactions contemplated by this Agreement shall be goverened by Section 5.9 of the Securities Purchase Agreement. All parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the exclusive jurisdiction as required under Section 5.9 of the Securities Purchase Agreement. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

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1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted bylaw.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1. Company Deliveries. On or before the Closing Date, the Company shall deliver to the Escrow Agent the executed Securities Purchase Agreement, the book entry records of the Series E registered in the name of the respective purchasers and the Warrants registered in the name of the respective Purchasers (collectively, the “Company Documents”).

2.2. Purchaser Deliveries. On or before the Closing Date, each Purchaser shall deliver to the Escrow Agent such Purchaser’s portion of the Purchase Price, the executed signature page to this Agreement and the executed Securities Purchase Agreement. The Escrowed Payment will be delivered pursuant to the wire transfer instructions annexed as Schedule 2.2, unless Escrow Agent approves a different method of delivery.

2.3. Intention to Create Escrow Over Company Documents and Purchaser Documents. The Purchaser and Company intend that the Company Documents and Purchaser Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4. Escrow Agent to Deliver Company Documents and Purchaser Documents. The Escrow Agent shall hold and release the Company Documents and Purchaser Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND PURCHASER DOCUMENTS

3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Purchaser Documents as follows:

(a) On the Closing Date, assuming the Escrow Agent has received the fully executed Company Documents (including the filed Series E COD), and Purchaser Documents, subject to Section 3.1(c) below, the Escrow Agent will simultaneously (i) release the Company Documents to the Purchasers, (ii) and release the Purchaser Documents to the Company and (iii) release the Escrowed Payment in accordance with Schedule B. The Escrow Agent may request any written representations, certifications and documents in the Escrow Agent’s absolute discretion before releasing any funds from escrow.

(b) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

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(c) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) of the Company and the Lead Investor, it shall deliver the Company Documents and Purchaser Documents in accordance with the terms of the Joint Instructions.

(d) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Purchaser Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. The Closing shall take place on or before February 28, 2021 (the “Termination Date”). After the earlier of the Initial Closing or the Termination Date, the Escrow Agent will promptly return Company Documents to the Company and return the corresponding Purchaser Documents and funds to the Purchasers in connection with which the Initial Closing has not occurred.

3.3. Acknowledgement of Company and Purchaser; Disputes. The Company and the Purchaser acknowledge that the only terms and conditions upon which the Company Documents and Purchaser Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Purchaser Documents. Any dispute with respect to the release of the Company Documents and Purchaser Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Purchaser.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) The Purchaser and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Purchaser or Company is entitled to receipt of the Company Documents and Purchaser Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

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(b) The Purchaser and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Purchaser and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Purchasers and Company under this Agreement and to no other person.

(c) The Purchaser and Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five days prior written notice of resignation to the Purchaser and the Company. Prior to the effective date of the resignation as specified in such notice, the Purchaser and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Purchaser Documents to a substitute Escrow Agent selected by the Purchaser and Company. If no successor Escrow Agent is named by the Purchaser and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Purchaser Documents with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Company Documents and Purchaser Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Purchaser Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Purchaser Documents pending receipt of a Joint Instruction from the Purchaser and Company, or (ii) deposit the Company Documents and Purchaser Documents with any court of competent jurisdiction in the State of Florida, in which event the Escrow Agent shall give written notice thereof to the Purchaser and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Purchaser Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

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(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Purchaser and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Purchaser Documents.

5.2. Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email delivery followed by overnight next business day delivery as follows:

(a) If to the Company, to:

Transportation and Logistics Systems, Inc.

5500 MILITARY TRAIL

SUITE 22-357

JUPITER FL 33458

Attention: John Mercadante, CEO

Email: john@primeefs.com

With a copy (which shall not consitute notice) by email only to:

Akabas & Sproule 488 Madison Avenue, 11th Floor

New York, New York 10022 Email: sakabas@akabas-sproule.com

(b) If to the Purchaser, to: the address and email address listed on Schedule A hereto.

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(c) If to the Escrow Agent, to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Brian S. Bernstein, Esq.

Email: bbernstein@nasonyeager.com

or to such other address as any of them by notice to the others may designate from time to time Time shall be counted from the date of transmission.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Purchaser shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Purchaser the Purchaser’s United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

(Signature Pages Follow)

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TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
John Mercadante, CEO

ESCROW AGENT:

Nason, Yeager, Gerson, Harris & Fumero, P.A

By:
Brian S. Bernstein

PURCHASERS:

Name of Purchaser:

By:
Name:
Title:

[Signature Page to Escrow Agreement]

SCHEDULE A

Purchasers

SCHEDULE B

Disbursements

SCHEDULE 2.2

NASON, YEAGER, GERSON, HARRIS & FUMERO, P.A.

TRUST ACCOUNT